Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
UNDER 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT 0F 2002

I, Michael Marckx, the President and Chief Executive Officer of SPY Inc. (the “Company”), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2014

By:	/s/ Michael Marckx
Michael Marckx
President, Chief Executive Officer and Director
(Principal Executive Officer)

I, James McGinty, Chief Financial Officer and Treasurer of SPY Inc. (the “Company”), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2014

By:	/s/ Jim McGinty
Jim McGinty
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)